Exhibit 10.1

Collaboration Agreement

This Collaboration Agreement (this “Agreement”) is entered into between HekaBio K.K., a Japanese joint stock company (“HekaBio”), and NKGen Biotech, Inc., a Delaware corporation (“NKGen”), on July14th, 2025 (the “Effective Date”).

RECITALS:

A.	The parties have entered into a Stock Purchase Agreement and Form of Common Stock Purchase Warrant dated on or around the Effective Date (together, the “SPA”) attached hereto as Appendix A, pursuant to which HekaBio has agreed to invest USD2,000,000 (the “Investment Amount”) in exchange for common stock of NKGen (the “Stock Purchase”).

B.	NKGen has developed SNK01 autologous enhanced natural killer cell therapy (the “Product”).

C.	Simultaneous to the Stock Purchase, the parties have agreed to enter into this Agreement, pursuant to which the parties will engage in Clinical Trials, manufacturing, commercialization and related activities in Japan with respect to the Product for Central Nervous System and Autoimmune & Inflammatory conditions (collectively, the “Indications”).

AGREEMENT:

1.	Definitions.

The following terms have the following meanings:

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Annual Period” means four consecutive Quarterly Periods, beginning January 1.

“Auditor” has the meaning set forth in Section 10.2(a).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Tokyo, Japan or Los Angeles, California are authorized or required by law to be closed for business.

“Clinical Trial Notification” means a filing to be made with the PMDA, identified by the PMDA as the “Submission of the Clinical trial notification” (治験計画届出/chiken keikaku todokede), to comply with the PMDA’s safety requirements before starting the Clinical Trials.

“Clinical Trials” means any human trial of any phase to be conducted in the Territory to verify the safety and assess the efficacy of the Product for the Indications in the Territory.

“Commercialize, Commercializing, or Commercialization” means activities directed to importing, local manufacturing, marketing, distribution, or sale of the Product in the Territory, including all activities directed to obtaining the Regulatory Approval and/or pricing and reimbursement approvals.

“Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a party with respect to any objective under this Agreement, reasonable, diligent, good-faith efforts to accomplish such objective as a reasonable party would normally use to accomplish a similar objective under similar circumstances exercising reasonable business judgment as appropriate.

“Conditional Approval” means a “Conditional approval for a limited time period” (条件及び期限付き承認/jouken oyobi kigentsuki shonin) issued by the MHLW after review by the PMDA.

“Confidential Information” means any information that is treated as confidential by either party, including trade secrets, technology, information pertaining to business operations and strategies, and information pertaining to customers, pricing and marketing. Without limiting the foregoing, Confidential Information of either party includes the terms and existence of this Agreement. Confidential Information of the Disclosing Party (as defined in Section 12) does not include information that the Receiving Party (as defined in Section 12) can demonstrate by documentation: (a) was already known to the Receiving Party without restriction on use or disclosure before receipt of such information directly or indirectly from or on behalf of the Disclosing Party; (b) was or is independently developed by the Receiving Party without reference to or use of any of the Disclosing Party’s Confidential Information; (c) was or becomes generally known by the public other than by breach of this Agreement by, or other wrongful act of, the Receiving Party or any of its Representatives; or (d) was received by the Receiving Party from a third Person that was not, at the time, under any obligation to the Disclosing Party or any other Person to maintain the confidentiality of such information.

“CRO” means a clinical research organization that supports clinical trials and related services for the pharmaceutical, biotechnology and medical device industries.

“Intellectual Property Rights” means patents, rights to inventions, copyright and related rights, trade marks and services marks, trade names and domain names, know-how and trade secrets, rights in goodwill, rights in designs, and any other intellectual property rights, including all applications for (and rights to apply for and be granted) renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist, now or in the future, in any part of the world.

“Losses” means all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

“Marketing Approval” means an “Approval” (承認/shonin) issued by the MHLW after review by the PMDA that allows the marketing of the Product in the Territory.

“MHLW” means the Japanese Ministry of Health, Labor and Welfare.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

“PMDA” means the Pharmaceuticals and Medical Devices Agency of Japan.

“Pre-Clinical Test” means a test designed to assess the Product’s safety and efficacy without using human subjects.

“Systemwide Product Net Profits” means the profits of all Products sold in the Territory less the Transfer Price or in-Territory manufacturing costs, returns, allowances or credits and rebates, plus during the period when NKGen is manufacturing outside the Territory, the Transfer Price less the manufacturing cost for Product manufactured by NKGen outside the Territory.

“Quarterly Period” means each three-month period commencing on January 1, April 1, July 1, and October 1.

“Regulatory Approval” means and includes any and all registrations, filings and other notifications to, and all licenses, permits, authorizations and approvals of, any Regulatory Authority in the Territory, necessary or appropriate for the Commercialization or use of the Product and including any reimbursement approval.

“Regulatory Authority” means any applicable government authority responsible for granting Regulatory Approvals in the Territory, including the MHLW and the PMDA.

“Representatives” means a party's and its Affiliates' employees, officers, directors, consultants, and legal advisors.

“Safety Confirmation” means confirmation from the PMDA of fulfilment of its safety and quality requirements for the conduct of clinical trials.

“Territory” means Japan and other jurisdictions agreed in writing by both parties. “Transfer Price” has the meaning set forth in Section 3.2.

2.	Commercialization Rights Grant.

2.1 Appointment. NKGen hereby grants HekaBio exclusive rights to Commercialize the Product in the Territory and otherwise to perform its obligations under this Agreement.

2.2 Sub-distributors. HekaBio may appoint sub-distributors for the Commercialization of the Product in the Territory with NKGen’s prior written consent, not to be unreasonably withheld. Appointment of sub-distributors will not relieve HekaBio from any of its undertakings herein. HekaBio shall remain liable for any breach of the provisions hereof by any Person acting on its behalf as sub- distributors.

3.	Supply of the Product.

3.1 Clinical Trial Supply. NKGen shall supply to HekaBio Product at no cost to HekaBio in quantities sufficient to enable HekaBio to perform its services with respect to the conduct of Clinical Trials.

3.2 Commercial Supply. Until in-Territory manufacturing starts, NKGen shall supply to HekaBio Product for commercial activities at a price to be agreed in a supply agreement to be entered into by the parties (the “Transfer Price”).

4.	Regulatory.

4.1 Regulatory Responsibility.

(a) HekaBio shall be solely responsible for and hereby assumes sole responsibility for all regulatory activities in the Territory relating to the Product, including without limitation, any application that is directed to obtaining a Regulatory Approval (including the price reimbursement) for the Product.

(b) HekaBio shall act as the MAH (Marketing Authorization Holder) or DMAH (Designated Marketing Authorization Holder) for the Product in the Territory.

4.2 Safety Compliance.

(a) The parties shall work together to obtain a Safety Confirmation before starting the Clinical Trials.

(b) HekaBio shall take the lead in preparing the Clinical Trial Notification and NKGen shall support HekaBio in preparing the Clinical Trial Notification. In particular:

(i) HekaBio shall act as the “sponsor” for the Clinical Trail Notification and shall interact with the PMDA as appropriate,

(ii) NKGen shall provide all relevant information relating to the Pre- Clinical Tests and Clinical Trials conducted by NKGen and shall assist HekaBio in populating all portions of the Clinical Trial Notification and other forms required by the PMDA in which the results of the Pre-Clinical Tests are relevant,

(iii) The parties shall work together to provide information related to materials, manufacturing processes, and specifications for the Product as well as inspections tests done in connection with manufacture of the Product (information required by the “CMC” section of the Clinical Trial Notification), and

4.3 Clinical Trials and Approvals.

(a) HekaBio shall take the lead in the Clinical Trials and NKGen shall support HekaBio in conducting the Clinical Trials. In particular:

(i) HekaBio shall act as the “sponsor” for the Clinical Trials and shall interact with the PMDA as appropriate in connection with the Clinical Trials,

(ii) NKGen shall provide US-based protocols and other clinical trial documents for each Clinical Trial and HekaBio shall finalize for Japan,

(iii) HekaBio shall take the lead in finalizing the design of Clinical Trials with the support of the JSC (as defined in Section 7) and NKGen shall advise on the design thereof, and

(iv) HekaBio may retain a CRO to support the Clinical Trials and if it does so, shall oversee the CRO’s support of the Clinical Trials.

(b) After the completion of each Clinical Trial, HekaBio shall take the lead in preparing the application for the Conditional Approval or Marketing Approval, as the case may be, and NKGen shall support HekaBio in preparing the applications. In particular:

(i) HekaBio shall analyze the data and results of the applicable Clinical Trial and draft the corresponding application, and NKGen shall assist in the analysis and preparation thereof; and

(ii) HekaBio shall interact with the PMDA in relation to the applications and the Conditional Approval or Marketing Approval, and NKGen shall assist in the PMDA Q&A process as appropriate.

4.4 Outsourcing of Regulatory Activities. HekaBio may at its own expense outsource certain of its obligations under this Section 4 to third Persons (including CROs) that HekaBio reasonably determines are capable of performing the obligations in a satisfactory manner. HekaBio shall cause such third Persons to comply with the confidentiality obligations set forth in Section 12. HekaBio and such third Persons shall be jointly liable for breach of the confidentiality obligations by such third Persons.

5.	Commercialization.

5.1 Exclusive Right to Commercialize the Product. NKGen grants to HekaBio the exclusive right to Commercialize the Product in the Territory during the Term (as defined in Section 16.1). During the Term, NKGen shall not commercialize the Product or any product that competes with or performs the same or similar function as the Product for the Indications in the Territory. NKGen shall take all necessary and appropriate measures to ensure that no other Person Commercializes the Product for the Indications in the Territory. If NKGen commercializes the Product in the Territory for indications other than the Indications, NKGen shall coordinate with HekaBio and ensure there is no negative impact on HekaBio’s commercialization activities for the Product in the Territory.

5.2 HekaBio’s Commercialization Activities. HekaBio shall exercise Commercially Reasonable Efforts to:

(a) market, advertise, promote and sell the Product to customers located in the Territory consistent with good business practice;

(b) maximize the sales volume of Product in the Territory;

(c) establish and maintain a sales and marketing organization that is appropriate for the commercialization of the Product in the Territory;

(d) develop and execute a marketing and sales plan for the commercialization of Product in the Territory;

(e) provide NKGen, at least 30 days before each new calendar year, with an annual sales forecast for the Product for the Territory, which sales performance and forecast will be reviewed in quarterly meetings of the JSC;

(f) market, advertise, and promote the Product and conduct business in a manner that reflects favorably at all times on the Product and NKGen;

(g) notify NKGen of any complaint or adverse claim about any Product or its use of which HekaBio becomes aware;

(h) establish and lead a clinic-based business for patient-pay initiatives to ensure compliance with explorative therapy guidelines; and

(i) keep the JSC informed of the progress and status of the Commercialization Activities.

5.3 Cooperation by NKGen. NKGen shall provide to HekaBio any information at NKGen’s disposal (including results from NKGen’s research, clinical, and commercial activities outside the Territory) and support in the Territory that may be reasonably requested by HekaBio in connection with the Commercialization Activities and its rights under Section 5.1.

5.4 Outsourcing of Commercialization Activities. HekaBio may outsource certain of its Commercialization Activities during the Term to third Persons that HekaBio reasonably determines are capable of performing such Commercialization Activities in a satisfactory manner. Compensation for third-party services will be HekaBio’s responsibility from its share of the sales revenue and HekaBio shall oversee the sales performance of any third Persons to which the Commercialization Activities have been outsourced.

6.	Manufacturing of the Product. HekaBio is responsible for the development of manufacturing capacity for the Product in the Territory and shall enter into a manufacturing agreement with a third-party manufacturer under terms and conditions acceptable to NKGen.

7.	Joint Steering Committee.

7.1 Joint Steering Committee. The parties shall establish a Joint Steering Committee (the “JSC”) to oversee, exchange information, provide advice and facilitate successful cooperation under this Agreement, in particular the regulatory and clinical activities, manufacturing, Commercialization of the Product in the Territory, and preparation and overseeing of the marketing and sales plan. The JSC will meet at least once during each calendar quarter and, in addition, upon request of any of its members. Meetings shall be in person or via telephone or video conference, as agreed by the members.

7.2 JSC Members and Meetings. Each party shall appoint two of its personnel at the senior management level with appropriate expertise related to the activities described in Sections 4, 5 and 6 to serve on the JSC. The JSC members shall jointly prepare each JSC meeting, timely inform the persons who will be invited to prepare and deliver presentations, and distribute the invitation with agenda at least 5 days before the JSC meeting. Each party may invite guests to the meetings relevant for the topics to be discussed. Approval of all matters to be decided by the JSC will require the unanimous consent of the JSC members. The JSC members shall prepare minutes of all meetings, which shall be provided to the parties. Any disagreement between the JSC members that remain unresolved for 30 days or more will, at the election of either party’s JSC members, be submitted to the parties’ CEOs.

8.	Costs; Consideration; Payment.

8.1 Costs. HekaBio shall assume all costs for the performance of its obligations set forth in Sections 4, 5 and 6. HekaBio shall maintain records of all such costs (all such documented costs, the “HekaBio Costs”).

8.2 Profit Sharing. The parties agree to share the Systemwide Product Net Profits in the Territory as follows:

(a) Allocation of Systemwide Product Net Profits.

(i) From the date of this Agreement until Systemwide Product Net Profits received by HekaBio equal the HekaBio Costs, HekaBio will be entitled to receive 70% of Systemwide Product Net Profits and NKGen 30% of Systemwide Product Net Profits.

(ii) From the date on which Systemwide Product Net Profits received by HekaBio equal the HekaBio Costs, HekaBio will be entitled to receive 45% of Systemwide Product Net Profits and NKGen 55% of Systemwide Product Net Profits.

(b) Allocation Statement. Within 60 days after the end of each Quarterly Period, the Parties shall provide a statement (an “Allocation Statement”) showing:

(i) the HekaBio Costs for the relevant Quarterly Period;

(ii) the sum of the total Product Net Profits for all Product sold by HekaBio in the relevant Quarterly Period;

(iii) the NKGen manufacturing profit for Product manufactured by NKGen outside of the Territory and sold at a Transfer Price to HekaBio (if any);

(iv) the allocation of Product Net Profits between the parties.

(c) Invoice; Payment. Upon finalization of the Allocation Statement, the party which received less than its entitled allocation of Systemwide Product Net Profits will issue an invoice to the other party for its unreceived share, such invoice to be paid by the end of the first calendar month following receipt of the invoice.

(d) Annual Revision Discussion. Following review at the end of each calendar year, the parties may revise the profit-sharing terms under this Section 8.2 by mutual written agreement.

9.	Buy-out Option.

9.1 In the event of a change of control or to enable a third-party license that is inconsistent with the exclusive grant of Commercialization rights to HekaBio as set forth in Section 2, NKGen retains the right at any time during the Term to initiate a Buy-out Option.

9.2 The amount owed to HekaBio as part of a Buy-out Option will be the greater of (a) 6.5 times HekaBio’s amount of Clinical Trials and Manufacturing Costs that have not been recovered pursuant to Section 8.2 or (b) 6.5 times HekaBio’s share of the most-recent 12-month Systemwide Product Net Profits.

10.	Records and Audit.

10.1 Records. HekaBio shall keep records of its internal and third-party costs relative to the performance of its obligations in Sections 4, 5 and 6 and shall maintain records of Product Sales.

10.2 Audit.

(a) Either party, at its own expense, may, for a period of one year after receiving any Allocation Statement from the other party, nominate an independent certified public accountant (the “Auditor”) to confirm the accuracy of the Allocation Statement. A copy of the Auditor’s report will be provided to the other party.

11.	Third-Party Infringement or Misappropriation.

11.1 A party receiving notice of opposition to, invalidity of, or alleged infringement of, the Product and the right to use the Product in the Territory, shall promptly provide written notice to the other party of the fact.

11.2 NKGen shall bring suit or defend a declaratory judgment action and control the conduct thereof, including settlement, to stop infringement of or to challenge opposition or invalidity actions with respect to the Product and the right to use the Product, as reasonably determined by HekaBio. NKGen may join HekaBio as a party to the suit or action only if a court of competent jurisdiction determines HekaBio is an indispensable party to the suit. NKGen shall: (a) hold HekaBio free, clear and harmless from any and all costs and expenses of the suit, including reasonable attorneys' fees; (b) compensate HekaBio for the reasonable time and expenses of HekaBio’s employees for any required assistance or testimony of HekaBio’s employees in connection with the suit; and (c) credit any and all recovery (including damages, accounting of defendants’ profits and compulsory royalties) against Systemwide Product Net Profits.

12.	Confidentiality.

12.1 Confidentiality Obligations. Each party (the “Receiving Party”) acknowledges that, in connection with this Agreement, it will gain access to Confidential Information of the other party (the “Disclosing Party”). As a condition to being furnished with Confidential Information, the Receiving Party agrees, during the Term and for one year thereafter, to:

(a) not use the Disclosing Party’s Confidential Information other than as strictly necessary to exercise its rights and perform its obligations under this Agreement; and

(b) maintain the Disclosing Party’s Confidential Information in strict confidence and, subject to Section 12.2, not disclose the Disclosing Party’s Confidential Information without the Disclosing Party’s advance written consent, except that the Receiving Party may disclose the Confidential Information to its Representatives who:

(i) have a “need to know” for purposes of the Receiving Party’s performance, or exercise of its rights with respect to such Confidential Information, under this Agreement;

(ii) have been apprised of this restriction; and

(iii) are themselves bound by written nondisclosure agreements at least as restrictive as those set forth in this Section 12, but only on condition that the Receiving Party shall be responsible for ensuring its Representatives’ compliance with, and shall be liable for any breach by its Representatives of, this Section 12.

The Receiving Party shall use reasonable care, at least as protective as the efforts it uses with respect to its own confidential information, to safeguard the Disclosing Party’s Confidential Information from use or disclosure other than as permitted hereby.

12.2 Exceptions. If the Receiving Party becomes legally compelled to disclose any Confidential Information, the Receiving Party shall:

(a) provide prompt written notice to the Disclosing Party so that the Disclosing Party may seek a protective order or other appropriate remedy or waive its rights under this Section 12; and

(b) disclose only the portion of Confidential Information that it is legally required to furnish.

If a protective order or other remedy is not obtained, or the Disclosing Party waives compliance, the Receiving Party shall, at the Disclosing Party’s expense, use reasonable efforts to obtain assurance that confidential treatment will be afforded the Confidential Information.

13.	Representations and Warranties and Covenants.

13.1 Mutual Representations and Warranties. Each party represents and warrants to the other party that:

(a) it is duly organized, validly existing and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization or chartering;

(b) it has, and throughout the Term shall retain, the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder;

(c) the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the party; and

(d) when executed and delivered by such party, this Agreement will constitute the legal, valid, and binding obligation of that party, enforceable against that party in accordance with its terms.

13.2 Covenants. Each party covenants that, throughout the Term, it shall exercise Commercially Reasonable Efforts to comply with all laws and regulations, including those of the PMDA and the MHLW, that apply to the subject matter of this Agreement.

14.	Exclusion of Consequential and Other Direct Damages; Limitation of Liability.

NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 14 IS INTENDED TO OR SHALL LIMIT OR RESTRICT (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER SECTION 15.1 OR 15.2, OR (B) DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS NON-DISCLOSURE OR NON-USE OBLIGATIONS UNDER SECTION 12.

15.	Indemnification.

15.1 Mutual Indemnification. Each party shall indemnify, defend, and hold harmless the other party, its Affiliates, and their respective officers, directors, employees, agents, successors, and assigns (each, an “Indemnitee”) against all Losses arising out of or resulting from any third Person claim, suit, action, or proceeding (each an “Action”) related to or arising out of or resulting from that party’s breach of any representation, warranty, covenant or obligation under this Agreement.

15.2 NKGen Intellectual Property Indemnification. NKGen shall indemnify, defend, and hold harmless each of the HekaBio Indemnitees against all Losses arising out of, resulting from or relating to any Action involving a claim that any manufacture, use, sale, offer for sale, or importation of the Product in the Territory, or the undertaking of Commercialization activities or the exercise of any other rights or privileges by Hekabio granted to it under this Agreement, infringes, misappropriates, violates, or constitutes wrongful use of any Intellectual Property Right of any Person.

15.3 Indemnification Procedure. The indemnified party shall promptly notify the indemnifying party in writing of any Action and cooperate with the indemnified party at the indemnifying party's sole cost and expense. The indemnifying party shall immediately take control of the defense and investigation of the Action and shall employ counsel reasonably acceptable to the indemnified party to handle and defend the same, at the indemnifying party's sole cost and expense. The indemnifying party shall not settle any Action in a manner that adversely affects the rights of the indemnified party without the indemnified party's advance written consent, not to be unreasonably withheld, conditioned, or delayed. The indemnified party's failure to perform any obligations under this Section 15.3 will not relieve the indemnifying party of its obligation under this Section 15.3 except to the extent that the indemnifying party can demonstrate that it has been materially prejudiced as a result of the failure. The indemnified party may participate in and observe the proceedings at its own cost and expense with counsel of its own choosing.

15.4 Exclusive Remedy. Section 13 sets forth the entire liability and obligation of each indemnifying party and the sole exclusive remedy for each Indemnitee for any Losses covered by Section 13.

16.	Term and Termination.

16.1 Term. The term of this Agreement commences on the date first written above and, unless terminated earlier in accordance with Section 16.2, will remain in force for 15 years. At the end of this 15-year period, this Agreement will automatically renew for additional 5-year periods unless either party informs the other party in writing of its intention not to renew this Agreement at least six months before the end of the applicable initial 15-year period or subsequent 5-year renewal period.

16.2 Termination.

(a) Either party may terminate this Agreement on written notice to the other party if the other party materially breaches this Agreement and such breach:

(i) is incapable of cure; or

(ii) being capable of cure, remains uncured 60 days after the breaching party receives written notice thereof.

(b) Either party may terminate this Agreement by written notice to the other party if the other party:

(i) becomes insolvent or admits inability to pay its debts generally as they become due;

(ii) becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, which is not fully stayed within 60 days or is not dismissed or vacated within 60 days after filing;

(iii) is dissolved or liquidated or takes any corporate action for such purpose;

(iv) makes a general assignment for the benefit of creditors; or

(v) has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

16.3 Effect of Termination. Upon expiration or termination of the entirety of this Agreement, the Receiving Party shall (a) destroy all documents and tangible materials (and any copies) containing, reflecting, incorporating or based on the Disclosing Party’s Confidential Information; (b) permanently erase the Disclosing Party’s Confidential Information from its computer systems, and (c) certify in writing to the Disclosing Party that it has complied with the requirements of this Section.

16.4 Survival. The rights and obligations of the parties set forth in this Section 16.5 and Section 1 (Definitions), Section 12 (Confidentiality), Section 13 (Representations and Warranties and Covenants), Section 14 (Exclusion of Consequential and Other Direct Damages; Limitation of Liability), Section 15 (Indemnification), Section 16.3 (Effect of Termination), Section 16.4 (Sell- Off Period) and Section 17 (Miscellaneous), and any right, obligation or required performance of the parties in this Agreement which, by its express terms or nature and context, is intended to survive termination or expiration of this Agreement, will survive any such termination or expiration.

17.	Miscellaneous.

17.1 Force Majeure. Neither party shall be liable or responsible to the other party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement when and to the extent such failure or delay is caused by (a) acts of nature, (b) flood, fire, or explosion, (c) war, terrorism, invasion, riot, or other civil unrest, (d) embargoes or blockades in effect on or after the date of this Agreement, (e) epidemic, (f) national or regional emergency, (g) strikes, labor stoppages or slowdowns, or other industrial disturbances, or (h) any passage of law or governmental order, rule, regulation or direction, or any action taken by a governmental or public authority, including imposing an embargo, export or import restriction, quota, or other restriction or prohibition (each of the foregoing, a “Force Majeure Event”), in each case, on condition that (i) such event is outside the reasonable control of the affected party; (ii) the affected party provides prompt notice to the other party, stating the period of time the occurrence is expected to continue; and (iii) the affected party uses diligent efforts to end the failure or delay and minimize the effects of the Force Majeure Event.

Either party may terminate this Agreement if a Force Majeure Event affecting the other party continues substantially uninterrupted for a period of 12 months or more. Unless a party terminates this Agreement pursuant to the preceding sentence, all dates by which the other party must perform any act or on which an obligation of the other party is due will automatically be extended for a period up to the duration of the Force Majeure Event.

17.2 Further Assurances. Each party shall, upon the reasonable request of the other party, execute such documents and perform such acts as may be necessary to give full effect to the terms of this Agreement.

17.3 Independent Contractors. The relationship between the parties is that of independent contractors. Nothing contained in this Agreement is to be construed as creating any agency, partnership, joint venture or other form of joint enterprise, employment, or fiduciary relationship between the parties, and neither party has the authority to contract for or bind the other party in any manner whatsoever.

17.4 Coordination of Public Announcements. Neither party shall issue or release any announcement, statement, press release, or other publicity or marketing materials relating to this Agreement, or, unless expressly permitted under this Agreement, otherwise use the other party’s trademarks, service marks, trade names, logos, domain names, or other indicia of source, association, or sponsorship, in each case, without the advance written consent of the other party, which is not to be unreasonably withheld or delayed. Notwithstanding anything to the contrary in the previous sentence, if a party is required to make disclosure or release by applicable law or regulation (including the rules of a stock exchange), the party may make the disclosure to the extent required by applicable law or regulation without the other party’s approval.

17.5 Notices. A notice or other communication under this Agreement will be deemed to have been received by a party (the “recipient”) if it is addressed to the recipient at the address set forth below its signature block (or to another address that the recipient designates in accordance with this Section) as follows: if it is delivered (a) by hand (with written confirmation of receipt), when delivered to the recipient, (b) by nationally recognized overnight courier (with all fees pre-paid and receipt requested), when received by the recipient, (c) by email (with acknowledgment of receipt by the recipient), on the day on which the recipient acknowledges receipt, or (d) by certified or registered mail (in each case, return receipt requested, postage prepaid), on the third Business Day after the date mailed. A notice is effective only if delivered in accordance with this Section.

17.6 Entire Agreement. This Agreement, together with all documents incorporated herein by reference, constitutes the sole and entire agreement of the parties hereto with respect to the subject matter contained herein, and supersedes all previous and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

17.7 Assignment. Neither party shall assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this Agreement without the other party’s advance written consent. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective permitted successors and assigns.

17.8 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or will, with the exception of the Indemnitees, confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.

17.9 Amendment; Modification; Waiver. This Agreement may be amended, modified, or supplemented only by an agreement in writing signed by each party. No waiver by either party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the waiving party. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

17.10 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

17.11 Governing Law. This Agreement and all related documents, and all matters arising out of or relating to this Agreement, are to be governed by, and construed in accordance with, the laws of Japan.

17.12 Arbitration. The parties shall submit any controversy or claim arising out of or relating to this Agreement, or the breach thereof, to arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. The seat of the arbitration will be San Francisco. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereover.

17.13 Expenses. Except as specifically stated otherwise in this Agreement or agreed in writing by the parties, each party shall be solely liable for all expenses, fees, overhead, and other costs incurred by it arising out of or related to its performance of its obligations under this Agreement.

17.14 Attorneys’ Fees. If any action, suit, or other legal or administrative proceeding is instituted or commenced by either party against the other party arising out of or related to this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees and court costs from the non-prevailing party.

17.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission (to which a signed PDF copy is attached) will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their duly authorized officers.

HekaBio K.K.

By:	/s/ Robert E. Claar
Name:	Robert E. Claar
Title:	CEO

Address: Chikiriya Tokyo Bldg. 8F
1-9-15 Nihonbashimuromachi
Chuo-ku, Tokyo 103-0022, Japan
Email: rob@heka.bio

NKGen Biotech, Inc.

By	/s/ Paul Y. Song
Name:	Paul Y. Song
Title:	CEO

Address: 19800 MacArthur Blvd., Suite 900
Irvine, CA 92612, U.S.A.
Email: psong@nkgenbiotech.com

Appendix A

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of July 14th, 2025, by and among NKGen Biotech, Inc., a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereto (including its successors and assigns, the “Purchaser”).

BACKGROUND

A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act (as defined below), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. The Purchaser wishes to purchase, and the Company wishes to issue and sell, upon the terms and conditions stated in this Agreement, (i) an aggregate of 8,000,000 shares of common stock of the Company, $0.0001 par value per share (“Common Stock”) (the “Shares”), of the Company and (ii) a common stock purchase warrant, in the form attached hereto as Exhibit A, to purchase a number of shares of Common Stock (the “Warrants,” together with the Shares, the “Securities”) as further provided herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, hereby agree as follows:

Article I
DEFINITIONS

Section 1.1 Definitions.

In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Section 2.1, Section 2.2, Section 5.1 and Section 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree.

“Common Stock” means the shares of common stock, $0.0001 par value per share, of the Company.

“Company Counsel” means Winston & Strawn LLP.

“Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge, or the knowledge that would have been acquired after reasonable investigation, of the executive officers of the Company or any of its Subsidiaries having responsibility for the matter or matters that are the subject of the statement. With respect to any matters relating to Intellectual Property, such awareness or reasonable expectation to have knowledge does not require any such individual to conduct or have conducted or obtain or have obtained any freedom to operate opinions of counsel or any Intellectual Property rights clearance searches.

“Contract” means, with respect to any Person, any written agreement, contract, subcontract, lease (whether for real or personal property), mortgage, license, or other legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable Law.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Delaware Courts” means in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court.

“Effect” means any effect, change, event, circumstance or development.

“Employee Plan” means any Employee Plan that the Company or any of its Subsidiaries (i) sponsors, maintains, administers, or contributes to, or (ii) provides benefits under or through, or (iii) has any obligation to contribute to or provide benefits under or through, or (iv) with respect to which have any liability, or (v) utilizes to provide benefits to or otherwise cover any current or former employee, officer, director or other service provider of the Company or any of its Subsidiaries (or their spouses, dependents, or beneficiaries).

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, lease, exclusive license, option, easement, reservation, servitude, adverse title, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction or encumbrance of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, supra-national or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any taxing authority) or (d) self-regulatory organization (including the Principal Trading Market).

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Law” means any federal, state, national, supra-national, foreign, local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (including under the authority of the Principal Trading Market or the Financial Industry Regulatory Authority).

“Material Adverse Effect” means any Effect, individually or together with any other Effect, that has had, has, or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Company or its Subsidiaries, taken as a whole; provided, however, that Effects arising or resulting from the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (a) the announcement or disclosure of the sale of the Securities or other transactions contemplated by this Agreement, (b) the taking of any action, or the failure to take any action, by the Company that is required to comply with the terms of this Agreement, (c) any natural disaster or epidemics, pandemics or other force majeure events, or any act or threat of terrorism or war, any armed hostilities or terrorist activities (including any escalation or general worsening of any of the foregoing) anywhere in the world or any governmental or other response or reaction to any of the foregoing, (d) any change in GAAP or applicable Law or the interpretation thereof or (e) general economic or political conditions or conditions generally affecting the industries in which the Company and its Subsidiaries operate; except in each case with respect to clauses (c), (d) and (e), to the extent disproportionately affecting the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate. “Outside Date” means the third Trading Day following the date of this Agreement.

“Permitted Encumbrances” means (i) Encumbrances for current taxes and assessments not yet past due or the amount or validity of which is being contested in good faith by appropriate proceedings, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ Encumbrances arising in the ordinary course of business of the Company consistent with past practice, (iii) non-exclusive licenses of Intellectual Property rights granted by the Company or any of its Subsidiaries in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the intellectual property rights subject thereto, and (iv) any such matters of record including outstanding first and second liens against secured indebtedness, Encumbrances and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of the Company as currently conducted.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement is OTC Pink.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Reporting Period” means the period commencing on the Closing Date and ending with respect to each Purchaser on the earliest of: (i) the date as of which such Purchaser may sell all of the Securities purchased hereunder under Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act, or (ii) the date on which such Purchaser shall have sold all of the Securities purchased hereunder.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means 8,000,000 shares of Common Stock.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means the aggregate amount to be paid for the Securities purchased by the Purchaser, in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company, and shall, where applicable, include any subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the Principal Trading Market is open for business.

“Trading Market” means the New York Stock Exchange, the NYSE American, the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market or the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink (or any of their respective successors).

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, and any other documents or agreements explicitly contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, or any successor transfer agent for the Company.

Article II
PURCHASE AND SALE

Section 2.1 Purchase and Sale.

(a) On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell to Purchaser, and Purchaser will purchase the Shares at a price of $0.25 per Share and for an aggregate purchase price of two million U.S. Dollars ($2,000,000.00).

Section 2.2 Closing.

(a) Closing. Upon the satisfaction of the conditions set forth in this Agreement, the closing of the purchase and sale of the Securities (the “Closing”) shall take place remotely via exchange of executed documents and funds on the first Business Day after the date hereof or at such other time and place as the Company may designate by notice to the Purchaser.

(b) Payment. On or prior to the Closing Date, the Purchaser shall deliver to the Company the Subscription Amount via wire transfer of immediately available funds to an account designated in writing by the Company. At the Closing, following the receipt by the Company of the entire portion of the Subscription Amount payable by the Purchaser, the Company shall issue to the Purchaser book entry shares representing the number of Shares, registered in the name of Purchaser free and clear of any liens or restrictions (other than restrictions arising under federal securities laws).

Section 2.3 Closing Deliverables.

(a) On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to Purchaser the following (the “Company Deliverables”):

(i) this Agreement, duly executed by the Company; and

(ii) evidence of the issuance of the Shares in the name of the Purchaser by book entry on the stock ledger of the Company.

(b) On or prior to the Closing, Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i) this Agreement, duly executed by Purchaser; and

(ii) its Subscription Amount, in United States dollars and in immediately available funds by wire transfer to the Company.

Section 2.4 Issuance of Warrants. As additional consideration for the purchase by the Purchaser of the Shares, Purchaser a Warrant to purchase a number of the Company’s Common Stock equal to equal to 100% of the number of Shares purchased by the Purchaser hereunder.

Article III
REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company.

Except as previously disclosed in the SEC Reports (as defined below), the Company hereby represents and warrants the following as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) to the Purchaser:

(a) Due Organization; Subsidiaries. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, or will be within three days from closing, and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted, (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used and (iii) to perform its obligations under all Contracts by which it is bound. All of the Company’s Subsidiaries are wholly owned by the Company. Each of the Company and its Subsidiaries is licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business in the manner in which its business is currently being conducted requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, sale, issuance and delivery of the Securities contemplated herein has been taken. Each of the Transaction Documents to which the Company is a party have been (or upon delivery will have been) duly executed and delivered by the Company and is, or when delivered in accordance with the terms hereof or thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, examinership, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the issuance, sale and delivery of the Securities to be sold by the Company under the Transaction Documents, the performance by the Company of its obligations under this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby or thereby (including without limitation, the issuance of the Securities), do not and will not conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) any material bond, debenture, note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or its properties may be bound or affected, (ii) the Company’s amended and restated certificate of incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s amended and restated bylaws, as amended and as in effect on the date hereof (the “Bylaws”), or the equivalent document with respect to any of the Company’s Subsidiaries, as amended and as in effect on the date hereof, or (iii) any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body, Governmental Authority applicable to the Company, any of its Subsidiaries or their respective properties, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Filings, Consents and Approvals. Except for any Current Report on Form 8-K or other SEC Reports required to be filed by the Company in connection with the transaction contemplated hereby, such filings as are required to be made under applicable state securities laws, neither the Company nor any of its Subsidiaries is required to give any notice to, or make any filings with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by the Transaction Documents. Assuming the accuracy of the representations of the Purchaser in Section 3.2, no consent, approval, authorization or other order of, or registration, qualification or filing with, any Governmental Authority is required for the execution and delivery of the Transaction Documents, the valid issuance, sale and delivery of the Securities to be sold pursuant to the Transaction Documents other than such as have been or will be made or obtained, or for any securities filings required to be made under federal or state securities laws applicable to the offering of the Securities. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to this Section 3.1(d).

(e) Issuance of the Securities. The issuance of the Securities has been duly authorized and the Securities, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable and free and clear of any Encumbrances, preemptive rights or restrictions (other than as provided in this Agreement or any restrictions on transfer generally imposed under applicable securities laws).

(f) Capitalization. As of July, 2025 (the “Capitalization Date”), before giving effect to the issuance of the Securities, the authorized capital stock of the Company consisted of (x) 100,000,000 shares of preferred stock, $0.001 par value per share (the “Preferred Stock”), none of which were issued and outstanding and convertible into shares of Common Stock, and (y) 500,000,000 shares of Common Stock, 94,619,764 shares of which were issued and outstanding. The Preferred Stock and the Common Stock are collectively referred to herein as the “Capital Stock.” All of the issued and outstanding shares of Capital Stock have been duly authorized and validly issued, and are fully paid and nonassessable and are free of any Encumbrances.

(g) Public Filings, Etc. As of the Signing Date, none of the Company’s Annual Report on Form 10-K for the period ended December 31, 2023, Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024 or other public filings of the Company filed with the Commission since September 29, 2023 pursuant to the Exchange Act included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Financial Statements. As of their respective filing dates, the financial statements (including any related notes) contained or incorporated by reference in the all forms, statements, certifications, reports and documents required to be filed or furnished by it with the Commission under the Exchange Act or the Securities Act (the “SEC Reports”) (i) complied as to form in all material respects with the Securities Act and the Exchange Act, as applicable, (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the Commission, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated and fairly present, in all material respects, the consolidated financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. Other than as expressly disclosed in the SEC Reports filed prior to the date hereof, there has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP. Except as set forth in the consolidated financial statements of the Company included in the SEC Reports filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect. The books of account and other financial records of the Company and each of its Subsidiaries are true and complete in all material respects.

(i) Independent Accountants. The Company’s registered auditor of record, Withum Smith+Brown, PC, has been (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act), (ii) to the Company’s Knowledge, “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act and (iii) to the Company’s Knowledge, in compliance with subsections (a) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the Commission and the Public Accounting Oversight Board thereunder.

(j) No Material Adverse Effect. Since September 30, 2024, there has been no change, effect, event, state of facts, development, condition or circumstance that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(k) Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s Knowledge, currently threatened in writing against the Company or any of its directors and officers that questions the validity of the Transaction Documents or the right of the Company to enter into the Transaction Documents or to consummate the transactions contemplated hereby. There is no material action, suit, proceeding or investigation pending or, to the Company’s Knowledge, currently threatened in writing against the Company or any Subsidiary or any of their respective directors and officers.

(l) Employment Matters. No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company which would have or would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or any Subsidiary’s employees is a member of a labor union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. To the Company’s Knowledge, no executive officer or key employee, is, or is now expected to be, in violation of any material term of any employment Contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other Contract or agreement or any restrictive covenant in favor of any third party, and to the Company’s Knowledge, the continued employment of each such executive officer or key employee does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters, except, in each case, matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(m) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the Bylaws or their organizational charter or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in (i) default of, or in violation of, nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Contract (whether or not such default or violation has been waived) or (ii) violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in each case for defaults or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, except as disclosed in the SEC Reports, the Company is not in violation of any of the rules, regulations or requirements of the Principal Trading Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Trading Market in the foreseeable future. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(n) Title to Assets. Each of the Company and its Subsidiaries owns, and has good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or tangible assets and equipment used or held for use in its business or operations or purported to be owned by it, including: (i) all tangible assets reflected on the financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the SEC Reports and (ii) all other tangible assets reflected in the books and records of the Company as being owned by the Company. All of such assets are owned or, in the case of leased assets, leased by the Company or any of its Subsidiaries free and clear of any Encumbrances, other than Permitted Encumbrances.

(o) Intellectual Property Rights. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company owns, possesses, licenses, or has other rights to use or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s business (collectively, the “Intellectual Property Rights”). Except as described in the SEC Reports, and as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) there is no pending or to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s Intellectual Property Rights, and to the Company’s Knowledge, there are no facts which would form a reasonable basis for any such claim; (b) there is no pending or to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of the Company’s Intellectual Property, and to the Company’s Knowledge, there are no facts which would form a reasonable basis for any such claim; (c) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; and (d) the Company has filed or caused to be filed with the U.S. Patent and Trademark Office and applicable foreign and international patent authorities all material patent applications in respect of Intellectual Property owned by the Company.

(p) Insurance. Each of the Company and its Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed reasonable, adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and policies covering the Company and its Subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any of its Subsidiaries will not be able to (i) renew its existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that could not be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(q) Transactions with Affiliates and Employees. Except as disclosed in SEC Reports, since the date of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed on March 4, 2025, with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

(r) Internal Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the 1934 Act), which (i) are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, other than as disclosed in SEC Reports, there have been no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting.

(s) Sarbanes-Oxley. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(t) Certain Fees. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(u) that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of- pocket expenses) arising in connection with any such right, interest or claim.

(u) Company Not an “Investment Company.” The Company is not, and will not be, immediately after receipt of payment for the Securities, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(v) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration or listing.

(w) Disclosure. The Company confirms that it has not provided, and to the Company’s Knowledge, none of its officers or directors nor any other Person acting on its or their behalf has provided Purchaser, in its capacity solely as a Purchaser, or its respective agents or counsel with any information that it believes constitutes material, non-public information except insofar as the existence, provisions and terms of the Transaction Documents may constitute such information and except for information that will be disclosed by the Company in the Transaction Form 8-K (as defined below). The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company.

(x) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any Company security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(y) Tax Matters. Each of the Company and each of its Subsidiaries has timely filed all income tax returns and all other material tax returns that were required to be filed by or with respect to it under applicable Law (taking into account any applicable extensions thereof). All such tax returns were correct and complete in all material respects and have been prepared in material compliance with all applicable Law. Subject to exceptions as would not be material, no claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that the Company or any of its Subsidiaries is subject to taxation by that jurisdiction. All material amounts of taxes due and owing by the Company and each of its Subsidiaries (whether or not shown on any tax return) have been timely paid. Since the date of the most recent financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the SEC Reports, neither the Company nor any of its Subsidiaries has incurred any material liability for taxes outside the ordinary course of business consistent with past practice.

(z) No General Solicitation. Neither the Company nor, to the Company’s Knowledge, any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.

(aa) Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any of its Subsidiaries nor any director, officer, or employee of the Company or any of its Subsidiaries, nor to the Company’s Knowledge, any agent, Affiliate or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any non-U.S. or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its Subsidiaries and, to the Company’s Knowledge, the Company’s Affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(bb) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

(cc) OFAC. Neither the Company nor its Subsidiaries nor any of their respective affiliates, directors, officers, nor to the Company’s Knowledge, any agent or employee of the Company or its Subsidiaries is subject to any sanctions administered or enforced by the Office of Foreign Assets Control (“OFAC”) of the United States Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or any other relevant sanctions authority; and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary or other Person for the purpose of financing the activities of any person that is the target of sanctions administered or enforced by such authorities or in connection with Iran, Syria, Cuba, North Korea, or the Crimea Region of Ukraine, or any country or territory that is the target of country- or territory-wide OFAC sanctions.

(dd) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Reports and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.

(ee) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby.

(ff) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the any security of the Company to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M under the Exchange Act.

(gg) Clinical Data and Regulatory Compliance. To the Company’s Knowledge, the preclinical tests and clinical trials, and other studies (collectively, “studies”) that are described in, or the results of which are referred to in, the SEC Reports were conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies; the Company and its Subsidiaries have made all such filings and obtained all such approvals as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or non-U.S. government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”); neither the Company nor any of its Subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the SEC Reports; and the Company and its Subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

(hh) No Additional Agreements. Neither the Company nor any of its Subsidiaries has any agreement or understanding with Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(ii) No Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities pursuant to this Agreement.

Section 3.2 Representations and Warranties of the Purchaser.

Each Purchaser hereby, for itself and for no other Purchaser, acknowledges, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) No Offering Document. No disclosure or offering document has been prepared in connection with the offer and sale of the Securities.

(b) Organization; Authority. Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by Purchaser and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized. Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c) No Conflicts. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Purchaser, (ii) conflict with, or constitute a default (or any event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Purchaser is a party to, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws) applicable to Purchaser, except in the case of clause (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations hereunder.

(d) Investment Intent.

(i) Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable U.S. state securities law and is acquiring the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable U.S. state or other securities laws, provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable U.S. federal, state and other securities laws. Purchaser is acquiring the Securities hereunder in the ordinary course of its business or personal investment program.

(ii) Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity.

(iii) Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(e) Purchaser Status. At the time Purchaser was offered the Securities, was, and at the date hereof is, at the Closing, will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a qualified institutional buyer as defined in Rule 144A under the Securities Act.

(f) General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(g) Purchaser Sophistication. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(h) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of Purchaser or its representatives or counsel shall modify, amend or affect Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Company’s representations and warranties contained in the Transaction Documents. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(i) Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby, neither Purchaser nor any Affiliate of Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning Purchaser’s investments, including in respect of the Securities, and is subject to Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Purchaser or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). Notwithstanding the foregoing, in the case of the Purchaser and/or Trading Affiliate that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of Purchaser’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Purchaser’s or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement. Other than to other Persons party to this Agreement, and to Purchaser’s representatives or agents, including, but not limited to, Purchaser’s legal, tax and investment advisors, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(j) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser. Purchaser shall have no obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 3.2(j) that may be due in connection with the transactions contemplated by this Agreement or the Transaction Documents.

(k) Independent Investment Decision. Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and Purchaser. Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(l) Reliance on Exemptions. Purchaser understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

(m) No Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(n) Regulation M. Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Securities and other activities with respect to the Securities by the Purchaser.

(o) Residency. Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

The Company and the Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

Article IV
OTHER AGREEMENTS OF THE PARTIES

Section 4.1 Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article IV, the Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable U.S. state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities have been or will be sold, as applicable, pursuant to such rule) or (iv) in connection with a bona fide pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of Purchaser under this Agreement with respect to such transferred Securities.

(b) Legends. Certificates and book-entry statements evidencing the Securities shall bear, any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY AND ITS TRANSFER AGENT SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED.

(c) Legend Removal. Upon request of the Purchaser, and upon receipt by the Company of an opinion of its counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities laws, the Company shall, at its sole expense, promptly cause the legend to be removed from any certificate for any Securities in accordance with the terms of this Agreement and deliver, or cause to be delivered, to Purchaser new book entry evidence or certificate(s) representing the Securities that are free from all restrictive and other legends or, at the request of such Purchaser, via DWAC transfer to Purchaser’s account. Purchaser may request that the Company remove, and the Company agrees to authorize the removal of, any legend from such Securities, upon the earliest of (x) such time as the Securities are subject to an effective registration statement covering the resale of such Securities and (y) following the delivery by Purchaser to the Company or the Transfer Agent of a legended certificate representing such Securities: (i) following any sale of such Securities pursuant to Rule 144, (ii) if such Securities are eligible for sale under Rule 144(b)(1) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor thereto), or (iii) following the time a legend is no longer required with respect to such Securities. Certificates for Securities free from all restrictive legends may be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company (“DTC”) as directed by Purchaser. The Company warrants that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If Purchaser effects a transfer of the Securities in accordance with this Section 4.1, the Company shall permit the transfer and shall promptly instruct the Transfer Agent to issue one or more certificates or credit Securities to the applicable balance accounts at DTC in such name and in such denominations as specified by Purchaser to effect such transfer. Purchaser hereby agrees that the removal of the restrictive legend pursuant to this Section 4.1(c) is predicated upon the Company’s reliance that Purchaser will sell any such Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(d) Acknowledgement. Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act. Purchaser will refrain from selling such Securities until such time as the Purchaser is notified by the Company that a registration statement covering the resale of the Securities is effective or such prospectus is compliant with Section 10 of the Securities Act, unless Purchaser is able to, and does, sell such Securities pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act. Both the Company and its Transfer Agent, and their respective directors, officers, employees and agents, may rely on this Section 4.1(d) and Purchaser hereunder will indemnify and hold harmless each of such persons from any breaches or violations of this Section 4.1(d).

Section 4.2 Furnishing of Information.

In order to enable the Purchaser to sell the Securities under Rule 144, during the Reporting Period, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During the Reporting Period, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144.

Section 4.3 Integration.

The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

Section 4.4 Securities Laws Disclosure; Publicity.

On or before 5:30 p.m., Eastern time, on the fourth Business Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents, and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement). Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser or an Affiliate of any Purchaser, or include the name of Purchaser or an Affiliate of any Purchaser in any press release or filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of Purchaser, except (i) as required by U.S. federal securities law in connection with (A) any registration statement or (B) the filing of final Transaction Documents (including signature pages to this Agreement) with the Commission and (ii) to the extent such disclosure is required by law, request of the Commission’s staff or Trading Market regulations, in which case the Company shall provide the Purchaser with prior written notice of such disclosure permitted under this subclause (ii). Purchaser covenants that until such time as the transactions contemplated by this Agreement are required to be publicly disclosed by the Company as described in this Section 4.4, Purchaser will maintain the confidentiality of all disclosures made to it in connection with the Transaction Documents (including the existence and terms of this transaction); provided, however, any disclosure may be made by Purchaser to Purchaser’s representatives or agents, including, but not limited to, Purchaser’s legal, tax and investment advisors.

Section 4.5 Anti-takeover Terms.

No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that Purchaser is an “interested stockholder” under Section 203 of the Delaware General Corporation Law or that Purchaser could be deemed to trigger the provisions of any poison pill or anti-takeover plan or arrangement, to the extent solely by virtue of receiving the Securities under the Transaction Documents.

Section 4.6 Non-Public Information.

Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, including this Agreement, or as may be provided to Purchaser or their agents or representatives in their capacity as Affiliates of the Company or its Subsidiaries or former stockholder, director or Affiliate or as expressly required by any applicable securities law, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide Purchaser or its agents or counsel with any information regarding the Company that the Company believes constitutes material non-public information without the express written consent of Purchaser, unless prior thereto Purchaser shall have provided written confirmation or executed a written agreement regarding maintaining the confidentiality and use of such information. The Company understands and confirms that Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

Section 4.7 Use of Proceeds.

The Company shall use the net proceeds from the sale of the Securities hereunder for working capital and general corporate purposes.

Section 4.8 Short Sales After the Date Hereof.

Purchaser represents, warrants and covenants hereby that it will not engage in any Net Short Sales in the securities of the Company at any time or lend any of its Securities for such purposes.

For purposes of this Section 4.8, a “Net Short Sale” by any Purchaser shall mean a sale of Common Stock by such Purchaser that is marked as a short sale and that is made at a time when there is no Equivalent Offsetting Long Position in Common Stock (as hereinafter defined) held by such Purchaser. For purposes of this Section 4.8, an “Equivalent Offsetting Long Position in Common Stock” means, with respect to a Purchaser, all shares of Common Stock (A) that are owned by such Purchaser and (B) that would be issuable upon conversion, exchange or exercise of the Securities and any other options or convertible securities then held by such Purchaser, if any, without giving effect to any limitation on exercise set forth therein.

Article V
CONDITIONS PRECEDENT TO CLOSING

Section 5.1 Conditions Precedent to the Obligations of the Purchaser to Purchase Securities.

The obligation of Purchaser to acquire the Securities at the Closing is subject to the fulfillment to Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 3.1 shall be true and correct in all respects as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which shall be true and correct in all respects as of such specified date.

(b) Performance. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities, all of which shall be and remain so long as necessary in full force and effect.

(e) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(f) No Suspensions of Trading in Common Stock. The Common Stock shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market.

(g) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.3(a).

(h) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.18 herein.

Section 5.2 Conditions Precedent to the Obligations of the Company.

The Company’s obligation to issue the Securities at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by Purchaser in Section 3.2 hereof shall be true and correct in all respects as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date, which shall be true and correct in all respects as of such specified date.

(b) Performance. Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Purchaser Deliverables. Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.3(b).

(e) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.18 herein.

Article VI
MISCELLANEOUS

Section 6.1 Fees and Expenses.

The Company and the Purchaser shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, the Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Purchaser.

Section 6.2 Entire Agreement.

The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

Section 6.3 Notices.

All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e mail upon written confirmation of receipt by e mail or otherwise, (b) on the first Trading Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Trading Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Company:

NKGen Biotech, Inc.

3001 Daimler Street

Santa Ana, CA 92705

Attention: Paul Y. Song, Chief Executive Officer

Email: psong@nkgenbiotech.com

With a copy to:

Winston & Strawn LLP

800 Capitol St., Suite 2400

Houston, TX 77002-2925

Attn: Mike Blankenship

Email: mblankenship@winston.com

and

If to Purchaser:

To the address set forth under such Purchaser’s name on the signature page hereof or such other address as may be designated in writing hereafter, in the same manner, by such Person.

Section 6.4 Amendments; Waivers; No Additional Consideration.

No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 6.5 Construction.

The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

Section 6.6 Successors and Assigns.

The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of Purchaser. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to transferred Securities, by the terms and conditions of this Agreement that apply to the Purchaser.

Section 6.7 Third-Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 6.8 Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Delaware Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.9 Survival.

The representations and warranties of the Company and the Purchaser shall survive for a period of twelve (12) months after the date hereof.

Section 6.10 Execution.

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e- mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 6.11 Severability.

If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 6.12 Rescission and Withdrawal Right.

Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 6.13 Replacement of Securities.

If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company may issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

Section 6.14 Remedies.

In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

Section 6.15 Payment Set Aside.

To the extent that the Company makes a payment or payments to Purchaser pursuant to any Transaction Document or Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 6.16 Adjustments in Share Numbers and Prices.

In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

Section 6.17 Independent Nature of Purchaser’s Obligations and Rights.

The decision of Purchaser to purchase Securities pursuant to the Transaction Documents has been made by Purchaser independently. Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents.

Section 6.18 Termination.

This Agreement may be terminated and the sale and purchase of the Securities abandoned at any time prior to the Closing by either the Company or Purchaser upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 PM., Eastern time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.18 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.18 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. Upon a termination in accordance with this Section 6.18, the Company and the Purchaser shall not have any further obligation or liability (including arising from such termination) to the other.

Section 6.19 Waiver of Potential Conflicts of Interest.

The Purchaser and the Company acknowledge that Company Counsel is representing only the Company in this transaction. By executing this Agreement, the Purchaser and the Company hereby waive any actual or potential conflict of interest which has or may arise as a result of Company Counsel’s representation of such persons and entities, and represents that it has had the opportunity to consult with independent counsel concerning the giving of this waiver.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NKGEN BIOTECH, INC.

By:	/s/ Paul Y. Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Purchaser:

HekaBio K.K.

/s/ Robert E. Claar
Name:	Robert E. Claar
Title:	CEO

Contact Information of Purchaser

Address: Chikiriya Tokyo Building 8F
1-9-15 Nihonbashimuromachi
Chou-ku, Tokyo 103-0022 Japan

NEITHER THIS SECURITY NOR THE SECURITIES AS TO WHICH THIS SECURITY MAY BE EXERCISED HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

FORM OF COMMON STOCK PURCHASE WARRANT

NKGEN BIOTECH, INC.

Warrant Shares: 8,000,000

Date of Issuance: July 14, 2025 (“Issuance Date”)

This COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received in connection with the purchase of 8,000,000 shares of common stock of the Company, $0.001 par value per share (the “Common Stock”), pursuant to that certain Securities Purchase Agreement dated as of the date hereof among NKGEN BIOTECH, INC (the “Company”) and HEKABIO K.K. (including any permitted and registered assigns, the “Holder”) (the “Agreement”), the Holder is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance hereof, to purchase from the Company 8,000,000 shares of Common Stock (the “Warrant Shares”) (whereby such number may be adjusted from time to time pursuant to the terms and conditions of this Warrant) at the Exercise Price per share then in effect.

Capitalized terms used in this Warrant shall have the meanings set forth in the Agreement unless otherwise defined in the body of this Warrant or in Section 16 below. For purposes of this Warrant, the term “Exercise Price” shall mean $0.25, subject to adjustment as provided herein, and the term “Exercise Period” shall mean the period commencing on the Issuance Date and ending on 5:00 p.m. eastern standard time on the five-year anniversary thereof (“Expiration Date”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof, the rights represented by this Warrant may be exercised in whole or in part at any time or times during the Exercise Period by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. On or before the second Trading Day (the “Warrant Share Delivery Date”) following the date on which the Holder sent the Exercise Notice to the Company or the Company’s transfer agent, and upon receipt by the Company of payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which all or a portion of this Warrant is being exercised (the “Aggregate Exercise Price” and together with the Exercise Notice, the “Exercise Delivery Documents”) in cash or by wire transfer of immediately available funds (or by cashless exercise, in which case there shall be no Aggregate Exercise Price provided), the Company shall (or direct its transfer agent to) issue and deliver by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise (or deliver such shares of Common Stock in electronic format if requested by the Holder). Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. Notwithstanding anything to the contrary herein, the Holder may elect to exercise this Warrant on a cashless basis only if, at the time of exercise, there is no effective registration statement on Form S-1 (or any successor form) covering the immediate resale of all of the Warrant Shares by the Holder at prevailing market prices.

If the Company fails to cause its transfer agent to issue to the Holder the respective shares of Common Stock by the respective Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise in Holder’s sole discretion in addition to all other rights and remedies at law, under this Warrant, or otherwise, and such failure shall also be deemed an Event of Default under the Agreement (any Event of Default under the Agreement, including but not limited to the share delivery failure described in this sentence, shall be referred to in this Warrant as an “Event of Default”), a material breach under this Warrant, and a material breach under the Agreement.

If the Market Price of one share of Common Stock is greater than the Exercise Price, then unless there is an effective registration statement of the Company at the time of exercise and covers the Holder’s immediate resale of all of the Warrant Shares at prevailing market prices, the Holder may elect to receive Warrant Shares pursuant to a cashless exercise, in lieu of a cash exercise, equal to the value of this Warrant determined in the manner described below (or of any portion thereof remaining unexercised) by surrender of this Warrant and an Exercise Notice, in which event the Company shall issue to Holder a number of Common Stock computed using the following formula:

X = Y (A-B)

    A

Where	X =	the number of Shares to be issued to Holder.

	Y =	the number of Warrant Shares that the Holder elects to purchase under this Warrant (at the date of such calculation).

	A =	the Market Price (at the date of such calculation).

	B =	Exercise Price (as adjusted to the date of such calculation).

(b) No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then-current fair market value of a Warrant Share by such fraction.

(c) Beneficial Ownership Filings. The Holder acknowledges it is solely responsible for any schedules required to be filed in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(d) Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Company’s transfer agent to transmit to the Holder the Warrant Shares in accordance with the provisions of this Warrant including but not limited to Section 1(a) above pursuant to an exercise on or before the respective Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder, within one (1) Business Day of Holder’s request, the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the product of (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder within one (1) Business Day of Holder’s request the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases, or effectuates a cashless exercise hereunder for, Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(e) Limitation on Exercise Pending Shareholder Approval. Notwithstanding anything to the contrary herein, the Holder shall not be entitled to exercise this Warrant with respect to any Warrant Shares in excess of the number of shares of Common Stock that the Company is then authorized to issue under its Charter and that are not otherwise reserved for issuance upon exercise, conversion or exchange of any other outstanding securities of the Company. The right to exercise this Warrant (or any portion thereof in excess of the currently available authorized and unissued shares) shall only become effective upon, and is subject to, the Company’s receipt of Shareholder Approval of an amendment to the Charter to increase the number of authorized shares of Common Stock.

2. ADJUSTMENTS. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Stock Dividends and Splits. Without limiting any provision of Section 3 or Section 4, if the Company, at any time on or after the Issuance Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Holder’s Right of Alternative Exercise Price Following Issuance of Certain Options or Convertible Securities. In addition to and not in limitation of the other provisions of this Section 2, if the Company in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, Options or Convertible Securities (any such securities, “Variable Price Securities”) after the Issuance Date that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via electronic mail and overnight courier to the Holder on the date of such agreement and the issuance of such Common Stock, Convertible Securities or Options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price, as calculated pursuant to the agreements governing such Variable Price Securities, for the Exercise Price upon exercise of this Warrant by designating in the Exercise Notice delivered upon any exercise of this Warrant that solely for purposes of such exercise the Holder is relying on the Variable Price rather than the Exercise Price then in effect. The Holder’s election to rely on a Variable Price for a particular exercise of this Warrant shall not obligate the Holder to rely on a Variable Price for any future exercises of this Warrant.

(c) Stock Combination Event Adjustment. If at any time and from time to time on or after the Issuance Date there occurs any stock split, stock dividend, stock combination recapitalization or other similar transaction involving the Common Stock (each, a “Stock Combination Event”, and such date thereof, the “Stock Combination Event Date”) and the Event Market Price is less than the Exercise Price then in effect (after giving effect to the adjustment in clause 2(a) above), then on the sixteenth (16th) Trading Day immediately following such Stock Combination Event, the Exercise Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in clause 2(a) above) shall be reduced (but in no event increased) to the Event Market Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Exercise Price hereunder, no adjustment shall be made.

(d) Other Events. In the event that the Company (or any Subsidiary (as defined in the Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from actual dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(d) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

(e) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of Common Stock.

(f) Voluntary Adjustment By Company. Subject to the rules and regulations of the Principal Market, the Company may at any time during the term of this Warrant, with the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

(g) Notice. In addition to all other notice(s) required under this Section 2, the Company shall also notify the Holder in writing, no later than the Trading Day following any adjustment to the Warrant under this Section 2, indicating therein the occurrence of such applicable exercise price and warrant share adjustment (such notice the “Adjustment Notice”). For purposes of clarification, regardless of whether (i) the Company provides an Adjustment Notice pursuant to this Section 2 or (ii) the Holder accurately refers to the number of Warrant Shares or Exercise Price in the Exercise Notice, the Holder is entitled to receive the adjustments to the number of Warrant Shares and Exercise Price at all times on and after the date of such adjustment event.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above or Section 4(a) below, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Sections 2 or 3 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights.

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant, the Agreement and the other Related Documents in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant, the Agreement and the other Related Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant, the Agreement and the other Related Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(c) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant) (the “Corporate Event Consideration”). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(c) Black Scholes Value.

(i) Change of Control Redemption. Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time commencing on the earliest to occur of (A) the public disclosure of any Change of Control, (B) the consummation of any Change of Control and (C) the Holder first becoming aware of any Change of Control through the date that is ninety (90) days after the public disclosure of the consummation of such Change of Control by the Company pursuant to a Report on Form 8-K or Report of Foreign Issuer on Form 6-K filed with the SEC, the Company or the Successor Entity (as the case may be) shall exchange this Warrant for consideration equal to the Black Scholes Value of such portion of this Warrant subject to exchange (collectively, the “Aggregate Black Scholes Value”) in the form of, at the Holder’s election (such election to pay in cash or by delivery of the Rights (as defined below), a “Consideration Election”), either (I) rights (with a beneficial ownership limitation in the form of Section 1(c) hereof, mutatis mutandis) (collectively, the “Rights”), convertible in whole, or in part, at any time, without the requirement to pay any additional consideration, at the option of the Holder, into such Corporate Event Consideration applicable to such Change of Control equal in value to the Aggregate Black Scholes Value (with the aggregate number of Successor Shares (as defined below) issuable upon conversion of the Rights to be determined in increments of 10% (or such greater percentage as the Holder may notify the Company from time to time) of the portion of the Aggregate Black Scholes Value attributable to such Successor Shares (the “Successor Share Value Increment”), with the aggregate number of Successor Shares issuable upon exercise of the Rights with respect to the first Successor Share Value Increment determined based on 70% of the Closing Bid Price of the Successor Shares on the date the Rights are issued and on each of the nine (9) subsequent Trading Days, in each case, the aggregate number of additional Successor Shares issuable upon exercise of the Rights shall be determined based upon a Successor Share Value Increment at 70% of the Closing Bid Price of the Successor Shares in effect for such corresponding Trading Day (such ten (10) Trading Day period commencing on, and including, the date the Rights are issued, the “Rights Measuring Period”)), or (II) in cash; provided, that the Company shall not consummate a Change of Control if the Corporate Event Consideration includes share capital or other equity interest (the “Successor Shares”) either in an entity that is not listed on an Eligible Market or an entity in which the daily share volume for the applicable Successor Shares for each of the twenty (20) Trading Days prior to the date of consummation of such Change of Control is less than the aggregate number of Successor Shares issuable to the Holder upon conversion in full of the applicable Rights (without regard to any limitations on conversion therein, assuming the exercise in full of the Rights on the date of issuance of the Rights and assuming the Closing Bid Price of the Successor Shares for each Trading Day in the Rights Measuring Period is the Closing Bid Price on the Trading Day ended immediately prior to the time of consummation of the Change of Control). The Company shall give the Holder written notice of each Consideration Election at least twenty (20) Trading Days prior to the time of consummation of such Change of Control. Payment of such amounts or delivery of the Rights, as applicable, shall be made by the Company (or at the Company’s direction) to the Holder on or prior to the later of (x) the second (2nd) Trading Day after the date of such request and (y) the date of consummation of such Change of Control (or, with respect to any Right, if applicable, such later time that holders of Common Stock are initially entitled to receive Corporate Event Consideration with respect to the Common Stock of such holder). Any Corporate Event Consideration included in the Right, if any, pursuant to this Section 4(c)(i) is pari passu with the Corporate Event Consideration to be paid to holders of Common Stock and the Company shall not permit a payment of any Corporate Event Consideration to the holders of Common Stock without on or prior to such time delivering the Right to the Holder hereunder.

(ii) Event of Default Redemption. Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time after the occurrence of an Event of Default under the Agreement, the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Event of Default Black Scholes Value.

(d) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Beneficial Ownership Limitation, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5. NON-CIRCUMVENTION. The Company covenants and agrees that it will not, by amendment of its articles of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, for so long as this Warrant is outstanding, have authorized and reserved, free from preemptive rights, five (5) times the number of shares of Common Stock into which the Warrants are then exercisable into to provide for the exercise of the rights represented by this Warrant (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7. REISSUANCE.

(a) Lost, Stolen or Mutilated Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company will, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

(b) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall be of like tenor with this Warrant, and shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date.

8. TRANSFER. This Warrant shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior signed written consent of the Holder, which consent may be withheld at the sole discretion of the Holder (any such assignment or transfer shall be null and void if the Company does not obtain the prior signed written consent of the Holder). This Warrant or any of the severable rights and obligations inuring to the benefit of or to be performed by Holder hereunder may be assigned by Holder to a third party, in whole or in part, without the need to obtain the Company’s consent thereto.

9. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the notice provisions contained in the Purchase Agreement. The Company shall provide the Holder with prompt written notice (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, the calculation of such adjustment and (ii) at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any stock or other securities directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock or other property, pro rata to the holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

10. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 10 shall limit any obligations of the Company, or any rights of the Holder, under the Purchase Agreement.

11. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement and subject to compliance with any applicable securities laws, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

12. AMENDMENT AND WAIVER. The terms of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the signed written consent of the Company and the Holder.

13. GOVERNING LAW AND VENUE. This Warrant shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company and Holder consent to and expressly agree that the exclusive venue for litigation of any claims arising under this Warrant shall be in the State of Delaware. For any litigation arising in connection with the Warrant, each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in the State of Delaware, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Company’s transfer agent from issuing shares of Common Stock to Holder for any reason) outside of any state or federal court sitting in the State of Delaware, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Notwithstanding anything in the foregoing to the contrary, nothing herein (i) shall limit, or shall be deemed or construed to limit, the ability of the Holder to realize on any collateral or any other security, or to enforce a judgment or other court ruling in favor of the Holder, including through a legal action in any court of competent jurisdiction, or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 15 of this Warrant. The Company hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any objection to jurisdiction and venue of any action instituted hereunder, any claim that it is not personally subject to the jurisdiction of any such court, and any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper (including but not limited to based upon forum non conveniens). THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTIONS CONTEMPLATED HEREBY. The Company irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Warrant or any other agreement, certificate, instrument or document contemplated hereby or thereby by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to Company at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The prevailing party in any action or dispute brought in connection with this Warrant or any other agreement, certificate, instrument or document contemplated hereby or thereby shall be entitled to recover from the other party its reasonable attorney’s fees and costs. If any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant in that jurisdiction or the validity or enforceability of any provision of this Warrant in any other jurisdiction.

14. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

15. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) Notwithstanding anything to the contrary in this Warrant, in the case of a dispute relating to the Exercise Price, the Closing Sale Price, the Closing Bid Price, Black Scholes Consideration Value, Event of Default Black Scholes Value, Black Scholes Value or fair market value or the arithmetic calculation of the number of Warrant Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing) (the “Warrant Calculations”), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Trading Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Trading Days following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, submit the dispute to an independent, reputable investment bank or independent, outside accountant selected by the Holder (the “Independent Third Party”), and the Company shall pay all expenses of such Independent Third Party.

(ii) The Holder and the Company shall each deliver to such Independent Third Party (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 15(a) and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by second (2nd) Business Day immediately following the date on which the Holder selected such Independent Third Party (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such Independent Third Party with respect to such dispute and such Independent Third Party shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such Independent Third Party prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such Independent Third Party, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such Independent Third Party in connection with such dispute, other than the Required Dispute Documentation.

(iii) The Company and the Holder shall cause such Independent Third Party to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than five (5) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such Independent Third Party shall be borne solely by the Company, and such Independent Third Party’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 15 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the rules then in effect under the Delaware Rules of Civil Procedure (“DRCP”) and that the Holder is authorized to apply for an order to compel arbitration pursuant to the DRCP in order to compel compliance with this Section 15, (ii) a dispute relating to the Warrant Calculations includes, without limitation, disputes as to (A) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 2 of this Warrant, (B) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (C) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale, (D) whether an agreement, instrument, security or the like constitutes an Option or Convertible Security and (E) whether a Dilutive Issuance occurred, (iii) the terms of this Warrant shall serve as the basis for the selected Independent Third Party’s resolution of the applicable dispute, such Independent Third Party shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such Independent Third Party determines are required to be made by such Independent Third Party in connection with its resolution of such dispute (including, without limitation, determining (A) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 2 of this Warrant, (B) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (C) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale, (D) whether an agreement, instrument, security or the like constitutes an Option or Convertible Security and (E) whether a Dilutive Issuance occurred) and in resolving such dispute such Independent Third Party shall apply such findings, determinations and the like to the terms of this Warrant, and (iv) nothing in this Section 15 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 15).

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b) “Black Scholes Consideration Value” means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be).

(c) “Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 4(c)(i), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the announcement of the applicable Change of Control (or the consummation of the applicable Change of Control, if earlier) and ending on the Trading Day of the Holder’s request pursuant to Section 4(c)(i) and (2) the sum of the price per share being offered in cash in the applicable Change of Control (if any) plus the value of the non-cash consideration being offered in the applicable Change of Control (if any), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(c)(i), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c)(i) and (2) the remaining term of this Warrant as of the date of consummation of the applicable Change of Control or as of the date of the Holder’s request pursuant to Section 4(c)(i) if such request is prior to the date of the consummation of the applicable Change of Control, (iv) a zero cost of borrow and (v) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (A) the public disclosure of the applicable Change of Control and (B) the date of the Holder’s request pursuant to Section 4(c)(i).

(d) “Bloomberg” means Bloomberg, L.P.

(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the State of California are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the State of California generally are open for use by customers on such day.

(f) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries, (iv) bone fide arm’s length acquisitions by the Company with one or more third parties as long as holders of the Company’s voting power as of the Issuance Date continue after such acquisition to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of at least 51% of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such acquisition, or (v) any transactions between the Company and AlpineBrook Capital GP I Limited, NKMax Co., Ltd., or Paul Y. Song, respectively.

(g) “Charter” means Second Amended and Restated Certificate of Incorporation of the Company, as may be amended or restated from time to time.

(h) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, (i) the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Quotestream or other similar quotation service provider designated by the Holder, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00 p.m., New York time, as reported by Quotestream or other similar quotation service provider designated by the Holder, or (ii) if the foregoing does not apply, the last trade price of such security in the over-the-counter market for such security as reported by Quotestream or other similar quotation service provider designated by the Holder, or (iii) if no last trade price is reported for such security by Quotestream or other similar quotation service provider designated by the Holder, the average of the bid and ask prices of any market makers for such security as reported by Quotestream or other similar quotation service provider designated by the Holder. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(i) “Common Stock” means the Company’s common stock, par value $0.0001, and any other class of securities into which such securities may hereafter be reclassified or changed.

(j) “Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(k) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(l) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, Nasdaq Capital Market, or equivalent national securities exchange or the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.

(m) “Event Market Price” means, with respect to any Stock Combination Event Date, the quotient determined by dividing (x) the sum of the VWAP of the Common Stock for each of the five (5) lowest Trading Days during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the sixteenth (16th) Trading Day after such Stock Combination Event Date, divided by (y) five (5). All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

(n) “Event of Default Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 4(c)(ii), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the highest Closing Sale Price of the Common Stock during the period beginning on the date of the occurrence of the Event of Default through the date that the Note is extinguished in the entirety or, if earlier, the Trading Day of the Holder’s request pursuant to Section 4(c)(ii), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(c)(ii), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c)(ii) and (2) the remaining term of this Warrant as of the date of the occurrence of such Event of Default, (iv) a zero cost of borrow and (v) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following later of (x) the date of the occurrence of such Event of Default and (y) the date of the public announcement of such Event of Default.

(o) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(p) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(q) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(r) “Person” and “Persons” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(s) “Principal Market” means the principal securities exchange or trading market where such Common Stock is listed or quoted, including but not limited to any tier of the OTC Markets, any tier of the NASDAQ Stock Market (including NASDAQ Capital Market), or the NYSE American, or any successor to such markets.

(t) “Market Price” means the highest traded price of the Common Stock during the thirty Trading Days prior to the date of the respective Exercise Notice.

(u) “Shareholder Approval” means the approval by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Company entitled to vote thereon, in accordance with the Charter, of an amendment to the Charter (or other appropriate corporate action) to increase the number of authorized shares of Common Stock.

(v) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(w) “Trading Day” means any day on which the Common Stock is listed or quoted on its Principal Market, provided, however, that if the Common Stock is not then listed or quoted on any Principal Market, then any calendar day.

(x) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Quotestream or other similar quotation service provider designated by the Holder through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Quotestream or other similar quotation service provider designated by the Holder, or, if no dollar volume-weighted average price is reported for such security by Quotestream or other similar quotation service provider designated by the Holder for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

* * * * * * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Issuance Date set forth above.

NKGEN BIOTECH, INC.

By:	/s/ Paul Y. Song
Name: Paul Y. Song
Title: Chief Executive Officer

EXHIBIT A

EXERCISE NOTICE

(To be executed by the registered holder to exercise this Common Stock Purchase Warrant)

THE UNDERSIGNED holder hereby exercises the right to purchase __________________ of the shares of Common Stock (“Warrant Shares”) of NKGEN BIOTECH, INC., a Delaware corporation (the “Company”), evidenced by the attached copy of the Common Stock Purchase Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.	Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	a cash exercise with respect to __________________Warrant Shares; or
☐	by cashless exercise pursuant to the Warrant.

2.	Payment of Exercise Price.

If cash exercise is selected above, the holder shall pay the applicable Aggregate Exercise Price in the sum of $ _______________________________ to the Company in accordance with the terms of the Warrant.

3.	Delivery of Warrant Shares. The Company shall deliver to the holder___________________Warrant Shares in accordance with the terms of the Warrant.

Date: ____________________

HekaBio K.K.
(Print Name of Registered Holder)

By:
Name:	Robert E. Claar
Title:	CEO

EXHIBIT B

ASSIGNMENT OF WARRANT

(To be signed only upon authorized transfer of the Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ___________________ the right to purchase _________________ shares of common stock of NKGEN BIOTECH, INC., to which the within Common Stock Purchase Warrant relates and appoints, as attorney-in-fact, to transfer said right on the books of NKGEN BIOTECH, INC. with full power of substitution and re-substitution in the premises. By accepting such transfer, the transferee has agreed to be bound in all respects by the terms and conditions of the within Warrant.

Dated: _________________

(Signature) *

(Name)

(Address)

(Social Security or Tax Identification No.)

*	The signature on this Assignment of Warrant must correspond to the name as written upon the face of the Common Stock Purchase Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.

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